                                                                     Reg S-K
                                                                     Item 601
                                                                     Exhibit 23
                                                                     Page 1 of 1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements of Berkshire Hathaway Inc. on Form S-3 (File No. 33-50989), Form S-3 (File No. 33-58983), Form S-3 (File No. 33-60855), Form S-3 (File No. 333-31237), Form S-3
(File No. 333-62215), Form S-3 (File No. 333-68175), Form S-8 (File No.
333-18443), Form S-8 (File No. 333-70609) and Form S-8 (File No. 333-62273) of
our reports dated March 8, 1999, appearing in this Annual Report on Form 10-K of Berkshire Hathaway Inc. for the year ended December 31, 1998.



DELOITTE & TOUCHE LLP
Omaha, Nebraska
March 29, 1999





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